UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

COLUMBUS ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42485	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

14 Prudential Tower
 Singapore 049712

(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, and one Right to acquire one-seventh of one ordinary share	COLAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	COLA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-seventh of one ordinary share	COLAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2026, Columbus Acquisition Corp, a Cayman Islands exempted company (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Markets (“Nasdaq”) stating that the Nasdaq staff had determined to grant the Company an extension of time through November 18, 2026 to regain compliance with Listing Rule 5450 (a)(2) (the “Minimum Holders Rule”).

As previously disclosed, on May 22, 2026, the Company received a separate written notice from Nasdaq stating that the Company did not meet the requirements of the Minimum Holders Rule. The Company submitted its plan of compliance on July 2, 2026 accordingly. Based on the review of the materials submitted by the Company, Nasdaq determined to grant the Company an extension until November 18, 2026 to regain compliance with the Minimum Holders Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: July 31, 2026

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